Exhibit 99.3

STOCK/CASH ELECTION FORM AND LETTER OF TRANSMITTAL

PURSUANT TO THE AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 5, 2015, BY AND BETWEEN CENTERSTATE BANKS, INC. AND COMMUNITY BANK OF SOUTH FLORIDA, INC.

Name(s) and Addresses of Registered Holder(s) (If there is any error in the name or address shown below, please make the necessary corrections)	Certificate Number(s)/Security Listing Number(s)	Number of Shares

(If additional space is needed, attach a signed schedule to this document)	TOTAL SHARES

THE INSTRUCTIONS ACCOMPANYING THIS STOCK/CASH ELECTION FORM AND LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS STOCK/CASH ELECTION FORM AND LETTER OF TRANSMITTAL IS COMPLETED.

FAILURE TO COMPLETE THE SUBSTITUTE FORM W-9 INCLUDED IN THIS STOCK/CASH ELECTION FORM AND LETTER OF TRANSMITTAL MAY SUBJECT YOU TO BACKUP WITHHOLDING.

PLEASE COMPLETE, SIGN AND MAIL OR DELIVER THIS STOCK/CASH ELECTION FORM AND LETTER OF TRANSMITTAL, TOGETHER WITH THE CERTIFICATE(S) REPRESENTING YOUR SHARES OF COMMUNITY BANK OF SOUTH FLORIDA, INC. COMMON STOCK (OR NOTICE OF GUARANTEED DELIVERY), IN THE ENCLOSED ENVELOPE TO THE EXCHANGE AGENT:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By Hand, Facsimile or Overnight Delivery:

Continental Stock Transfer & Trust Company

17 Battery Place – 8th Floor

New York, New York 10004

If you have questions or need assistance, please contact Robert L. Epling, President and Chief Executive Officer of Community, at 305-245-2211.

THE ELECTION DEADLINE IS 5:00 P.M., EASTERN TIME, ON FEBRUARY [* ], 2016. THIS STOCK/CASH ELECTION FORM AND LETTER OF TRANSMITTAL MUST BE COMPLETED, SIGNED AND RECEIVED BY THE EXCHANGE AGENT, ALONG WITH YOUR STOCK CERTIFICATE(S) (OR A NOTICE OF GUARANTEED DELIVERY AS DESCRIBED HEREIN), NO LATER THAN THIS TIME.

PLEASE NOTE THAT THIS STOCK/CASH ELECTION FORM IS NOT FOR CASTING YOUR VOTE AT THE FEBRUARY [ *], 2016 SPECIAL MEETING OF COMMUNITY SHAREHOLDERS. YOU MUST COMPLETE AND RETURN THE PROXY CARD SENT TO YOU PREVIOUSLY IN ORDER TO VOTE AT THE MEETING.

Subject to the conditions and limitations set forth in the Merger Agreement, the undersigned hereby elects to receive the following as consideration for the undersigned’s shares of Community common stock.

(Please check one box only to indicate your election.)

☐	(1)	Stock Election – All shares of Community common stock I own converted into the stock consideration.

☐	(2)	Cash Election – All shares of Community common stock I own converted into the cash consideration.

☐	(3)	Mixed Election – A combination of stock and cash as follows:
		shares of Community common stock converted into the stock consideration; and
		shares of Community common stock converted into the cash consideration.
		Total (cannot exceed the total number of Community shares you own of record)

☐	(4)	Non-Election – Your Community shares will be deemed non-election shares if:

		• You check this box, thereby indicating that you have no preference as to the form of merger consideration that you will receive;
		• No choice is indicated above under (1), (2) or (3);
		• More than one choice is indicated above under (1), (2) and (3);
		• You fail to follow the instructions on this Stock/Cash Election Form and Letter of Transmittal or otherwise fail properly to make an election; or
		• A completed Stock/Cash/Election Form and Letter of Transmittal (including submission of your Community common stock certificate(s) or a Notice of Guaranteed Delivery) is not actually received by the exchange agent by the Election Deadline.

If your Community shares are deemed non-election shares, you will receive the stock consideration and/or the cash consideration as determined pursuant to the allocation provisions of the Merger Agreement without regard to your preferences.

Priority Allocation: If you have made a Stock Election or Mixed Election and wish to designate the priority in which your Community shares to be allocated to the stock consideration in the event the stock consideration is oversubscribed, please designate such priority below by stock certificate number/security listing number, with the Community shares to be converted into the stock consideration listed first. See Instruction 8.

Certificate No./Security Listing No.	Total No. of Shares Represented by Certificate/Security Listing

The tax consequences of the merger to you will depend on whether you receive CenterState stock, cash or a combination of both for your Community shares. You should consult your personal tax advisor prior to making an election and any priority designation. If you hold a single stock certificate that evidences shares of Community common stock acquired in different lots and wish to make a priority designation, you should consult your personal tax advisor with regard to the method of identifying particular lots for priority allocation to the stock consideration.

The undersigned represents that the undersigned has full authority to surrender without restriction the certificate(s) representing shares of Community common stock for exchange. Please evidence the shares of CenterState common stock in book entry form and/or the check for cash in lieu of a fractional share interest or the cash consideration in the name shown above to the above address unless instructions are given under “Special Issuance/Payment Instructions” and/or” Special Delivery Instructions” below.

YOU MUST SIGN BELOW

* SIGNATURE(S) REQUIRED *

Signature(s) of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appears on stock certificate(s)/security listing(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. SEE INSTRUCTIONS 11 AND 12.

SIGNATURE(S) GUARANTEED (IF REQUIRED)

SEE INSTRUCTION 12.

Unless the shares are tendered by the registered holder(s) of the common stock, or for the account of a member of a Signature Guarantee Program, Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program, your signature(s) must be guaranteed by an Eligible Institution.

Registered Holder Registered Holder Title, if any Date:	Authorized Signature Name of Firm Address of Firm (Please Print) Date:
SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS

Complete ONLY if the evidence of shares of CenterState common stock in book entry form and/or check is to be issued in a name that differs from the name on the surrendered certificate(s).	Complete ONLY if the evidence of shares of CenterState common stock in book entry form and/or check is to be sent to an address other than the address reflected above.
Issue to:	Mail to:
Name	Name
Address	Address

(Please also complete Substitute Form W-9 on page 6 AND see instructions regarding signature guarantee. SEE INSTRUCTIONS 12, 13 and 14)	SEE INSTRUCTION 13

PLEASE ALSO SIGN AND PROVIDE YOUR TAX ID NUMBER IN SUBSTITUTE FORM W-9 ON PAGE 4 OF THIS DOCUMENT.

AS A RESULT OF COMPLETING AND SIGNING THIS STOCK/CASH ELECTION FORM AND LETTER OF TRANSMITTAL IN ACCORDANCE WITH THE INSTRUCTIONS, YOU WILL NOT NEED TO SIGN THE BACK OF YOUR COMMUNITY STOCK CERTIFICATE(S).

IMPORTANT TAX INFORMATION

Under United States federal income tax law, a non-exempt shareholder of Community is required to provide the exchange agent for the merger, Continental Stock Transfer & Trust Company, with such shareholder’s correct Taxpayer Identification Number (TIN) on the Substitute Form W-9 below. You must provide your TIN and complete the Substitute Form W-9 below regardless of the form of merger consideration you elect. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. FAILURE TO PROVIDE THE INFORMATION ON THE FORM MAY SUBJECT THE SURRENDERING SHAREHOLDER TO 28% FEDERAL INCOME TAX WITHHOLDING ON THE PAYMENT OF ANY CASH. If the exchange agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 28% on all payments to such surrendering shareholders of any cash due for their Community shares. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details on which TIN to give the Exchange Agent.

PAYER’S NAME:	Continental Stock Transfer & Trust Company

SUBSTITUTE FORM W-9	Part 1 – PLEASE PROVIDE YOUR TIN ON THE LINE AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	TIN Social Security Number or Employer Identification Number

Department of the Treasury Internal Revenue Service	Name (Please Print) Address	Part 2 – For Payers (i.e., corporations and certain foreign individuals) exempt from backup withholding, please write “exempt”
City State Zip Code

Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification

Part 3 – CERTIFICATION. UNDER PENALTIES OF PERJURY, I CERTIFY THAT (1) the number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding, (3) I am a U.S. citizen or other U.S. person, and (4) all other information provided on this form is true, correct and complete.

SIGNATURE                                                         DATE

You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

INSTRUCTIONS

(Please read carefully the instructions below)

If you have any questions, please contact Robert L. Epling, President and Chief Executive Officer of Community, at 305-245-2211.

1.       ELECTION DEADLINE: For any election contained herein to be considered, this Stock/Cash Election Form and Letter of Transmittal, properly completed and signed, together with the related Community common stock certificate(s), MUST BE RECEIVED BY THE EXCHANGE AGENT AT THE ADDRESS ON THE FRONT OF THIS STOCK/CASH ELECTION FORM AND LETTER OF TRANSMITTAL NO LATER THAN 5:00 P.M., EASTERN TIME, ON FEBRUARY [**], 2016. If you are surrendering your Community shares via Notice of Guaranteed Delivery, see Instruction 15 below. CenterState has the discretion, which it may delegate to the Exchange Agent, to determine whether any Stock/Cash Election Form and Letter of Transmittal is received on a timely basis and whether a Stock/Cash Election Form and Letter of Transmittal has been properly completed.

2.       DESCRIPTION OF SHARES: Insert in the box at the top of this Stock/Cash Election Form and Letter of Transmittal the certificate number(s)/security listing number(s) of the Community common stock that you are surrendering herewith, the number of shares represented by each certificate, if any, and the name(s) and address(es) of the registered owners of such shares. If the space provided is insufficient, attach a separate sheet listing this information.

3       ELECTION OPTIONS: On page 2 of this Stock/Cash Election Form and Letter of Transmittal, you may indicate whether you would like to receive, in exchange for your shares of Community common stock, the stock consideration, the cash consideration or a combination of the stock consideration and the cash consideration. Alternatively, you may indicate that you have no preference as to the form of merger consideration that you will receive. Mark only one selection. The Merger Agreement provides that 50% of the shares of Community common stock outstanding immediately prior to the effective time of the merger will be exchanged for the cash consideration, with the remaining 50% of the outstanding Community shares exchanged for the stock consideration. Therefore, you might receive Community stock and/or cash in an amount that is not consistent with your election, depending upon the elections of other Community shareholders. Community shareholders who are deemed to have made a non-election may receive all cash, all stock or a mix of cash/stock consideration, depending upon the elections of other Community shareholders.

4.       NOMINEES: Any record holder of shares of Community common stock who is a nominee may submit one or more Stock/Cash Election Forms and Letters of Transmittal indicating on the form or forms a combination of elections covering up to the aggregate number of shares of Community common stock owned by such record holder. However, upon the request of CenterState, such record holders will be required to certify to the satisfaction of CenterState that such record holder holds such shares of Community common stock as nominee for the beneficial owners of such shares.

5.       REVOCATION OR CHANGE OF STOCK/CASH ELECTION FORM: Any Stock/Cash Election Form and Letter of Transmittal may be revoked or changed by written notice from the person submitting such form to the exchange agent for the merger, Continental Stock Transfer & Trust Company (the “Exchange Agent”) but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. CenterState will have the discretion, which it may delegate to the Exchange Agent, to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

6.       SURRENDER OF CERTIFICATE(S): For any election contained herein to be effective, this Stock/Cash Election Form and Letter of Transmittal must be accompanied by any certificate(s) evidencing your shares (or a Notice of Guaranteed Delivery - see Instruction 15) and any required accompanying evidences of authority (see Instruction 11).

7.       LOST CERTIFICATE(S): If the certificate(s) that a registered holder (or transferee) wants to surrender has (have) been lost or destroyed, that holder should promptly contact the transfer agent for Community common stock, [ * ], at [ ● ] to arrange for the replacement of the lost or destroyed certificate(s) with new certificates) (or a Notice of Guaranteed Delivery, see Instruction 15 below) to be delivered to the Exchange Agent with this Election Form and Letter of Transmittal, properly completed and duly executed, prior to the Election Deadline.

8.       PRIORITY FOR STOCK ELECTION OR MIXED ELECTION SHARES: If you have made a Stock Election or Mixed Election and acquired your Community shares in different lots, you may designate on this Stock/Cash Election Form and Letter of Transmittal, by stock certificate number, one or more of such lots for priority allocation of any stock consideration which you are entitled to receive. The following is an example of how the priority allocation works. Assume you own 1,000 shares of Community common stock, 200 of which you acquired in 2008, 300 of which you acquired in 2010 and 500 of which you acquired in 2012. Assume further that you elect the stock consideration for all of your Community shares and the number of stock elections by Community shareholders exceeds the available stock consideration, such that under the proration provisions of the Merger Agreement 90% of your Community shares will be convened to the stock consideration, with the remaining 10% converting to the cash consideration. By making a priority designation, you are designating the order (by stock certificate number/security listing number) in which your Community shares are to be allocated the stock consideration under these circumstances. In the above example, if the order of your priority designation was: first, the shares acquired in 2012; second, the shares acquired in 2010; and third, the shares acquired in 2008, then all of the shares acquired in 2012 and 2010 would convert to the stock consideration and 100 of the shares acquired in 2008 would convert to the stock consideration and 100 would convert to the cash consideration. If you hold a single stock certificate that evidences shares of Community common stock acquired in different lots and wish to make a priority designation, you should consult your personal tax advisor with regard to the method of identifying particular lots for priority allocation to the stock consideration.

          No assurance can be made that you will receive the tax treatment that you desire as a result of making a priority designation on this Stock/Cash Election Form and Letter of Transmittal, and none of CenterState, Community, the Exchange Agent or any of their respective officers, directors, employees or agents assumes any responsibility for the tax treatment that you ultimately receive.

9.       TERMINATION OF MERGER: In the event of termination of the Merger Agreement, the Exchange Agent will promptly return certificates representing shares Community common stock after being notified of such termination by CenterState or Community. In such event, shares of Community common stock held through nominees are expected to be available for sale or transfer promptly following the termination of the Merger Agreement. Certificates representing shares of Community common stock held directly by Community shareholders will be returned by registered mail.

10.     METHOD OF DELIVERY: Your Community stock certificate(s) and this Stock/Cash Election Form and Letter of Transmittal must be delivered to the Exchange Agent. Do not send them to CenterStae or Community. The method of delivery of certificates and other documents to be delivered to the Exchange Agent at the address set forth on the front of this Stock/Cash Election Form and Letter of Transmittal is at the option and risk of the surrendering shareholder. Delivery will be deemed effected, and risk of loss and title to certificates shall pass, only upon proper delivery of such certificates to the Exchange Agent. If the certificate(s) are sent by mail, registered mail with return receipt requested and properly insured is suggested. A return envelope is enclosed. If you are surrendering your Community shares via Notice of Guaranteed Delivery, see Instruction 15 below.

11.     EVIDENCE OF SHARES/CHECK ISSUED IN THE SAME NAME: If the shares in book entry form representing CenterState common stock are to be evidenced and/or the check is to be issued in the same name as the surrendered certificate is registered, this Stock/Cash Election Form and Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. Signature guarantees are not required if the certificate(s) surrendered herewith are submitted by the registered owner of such shares who has not completed the section entitled “Special Issuance/Payment Instructions” or are for the account of an Eligible Institution, as defined below. If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign this Stock/Cash Election Form and Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Stock/Cash Election Forms and Letters of Transmittal as there are different registrations. Stock/Cash Election Forms and Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer’s authority to act.

12.     EVIDENCE OF SHARES/CHECK ISSUED IN DIFFERENT NAME: If the section entitled “Special Issuance/Payment Instructions” is completed, then signatures on this Stock/Cash Election Form and Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each an “Eligible Institution”).

13.     SPECIAL ISSUANCE/PAYMENT AND DELIVERY INSTRUCTIONS: Indicate the name and address in which the shares in book entry form representing CenterState common stock are to be evidenced and/or check is to be sent if different from the name and/or address of the person(s) signing this Stock/Cash Election Form and Letter of Transmittal. The shareholder is required to give the social security number or employer identification number of the record owner of the shares. If Special Issuance/Payment Instructions have been completed, the shareholder named therein will be considered the record owner for this purpose.

14.     STOCK TRANSFER TAXES: If any shares of CenterState common stock are to be evidenced in book entry form or any payment of the cash consideration or cash in lieu of fractional shares is to be made in a name other than that of the registered holder(s) of the surrendered Community certificate(s), it shall be a condition of such issuance and/or payment that the person requesting such exchange either (i) pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance or payment to a person other than the registered holder(s), or (ii) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

15.     NOTICE OF GUARANTEED DELIVERY: If your Community stock certificate(s) cannot be delivered to the Exchange Agent by the Election Deadline or the procedure for book entry transfer to the Exchange Agent’s account at The Depository Trust Company cannot be completed prior to the Election Deadline, you may still submit an election by properly completing and duly executing the enclosed Notice of Guaranteed Delivery and returning it, along with this Stock/Cash Election Form and Letter of Transmittal, to the Exchange Agent prior to the Election Deadline.

16.     CONSTRUCTION: All questions with respect to this Stock/Cash Election Form and Letter of Transmittal raised by holders of Community common stock (including, without limitation, questions relating to the time limits or effectiveness of revocation of any election and questions relating to computations as to allocations) will be determined by CenterState and/or the Exchange Agent, whose determination shall be conclusive and binding. CenterState shall have the right to reject any and all Stock/Cash Election Forms and Letters of Transmittal not in the proper form or to waive any irregularities in any such form, although it does not represent that it will do so. CenterState and/or the Exchange Agent may, but are not required to, take reasonable action to inform holders of Community common stock of any defects and may take reasonable action to assist such holders to correct any such defects; however, neither CenterState nor the Exchange Agent is under any obligation to notify a holder of shares of Community common stock of any defect in a Stock/Cash Election Form and Letter of Transmittal.

17.     QUESTIONS: If you have any questions or would like to receive additional or multiple copies of this Stock/Cash Election Form and Letter of Transmittal, please contact Robert L. Epling, President and Chief Executive Officer of Community, at 305-245-2211.